NYSEG
                                                       Wesley W. von Schack
                                                       Chairman, President and
                                                       Chief Executive Officer
                                                       (607) 762-4550


                                                             April 13, 1998

Dear Shareholder:

    We recently sent you proxy material for our 1998 Annual Meeting of Shareholders.

    This year you have been asked to consider and vote on, among other things, a proposal under which NYSEG will reorganize into a holding company structure. The holding company, named Energy East Corporation, will provide the necessary organizational and financial flexibility to compete in a deregulated energy market.

    Your Board of Directors unanimously recommends approval of the holding company structure and urges you to VOTE YES for the Plan of Share Exchange.

    Your vote is important regardless of the number of shares you own. Please sign, date and return your proxy card in the enclosed postage paid envelope.

    We appreciate your continued support.


                                            Yours sincerely,


                                            Wes von Schack